Exhibit 99.1

**NOT FOR DISSEMINATION IN THE UNITED STATES OR FOR DISTRIBUTION TO UNITED STATES NEWS WIRE SERVICES**

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S R E L E A S E

Oculus Completes Non-Brokered Private Placement of Units

Vancouver, British Columbia, April 19, 2021: Oculus VisionTech Inc. (the “Company” or “Oculus”) (TSX.V: OVT; OTCQB: OVTZ; FSE: USF1), is pleased to announce, further to its press release of March 31, 2021 that it has closed the non-brokered private placement financing of 4,900,000 units of the Company (a “Unit”) at a price of $0.80 per Unit for gross proceeds of $3,920,000 (the “Offering”).

Each Unit consisted of one common share of the Company (“Shares”) and one common share purchase warrant (“Warrant”), with each Warrant entitling the holder to acquire one additional common share of the Company at an exercise price of $1.00 for a period of 24 months from the date of closing. The expiry date of the Warrants may be accelerated at the Company’s discretion if, the closing price of the Shares on the TSX Venture Exchange is equal to or greater than $2.50 for a minimum of ten consecutive trading days and a notice of acceleration is provided in accordance with the terms of the Warrant.

Oculus intends to use the net proceeds of the Offering for general working capital, commercialization and marketing of the ComplyTrustTM suite of products, including the upcoming Forget-Me-YesTM GA launch.

In connection with the Offering, the Company paid cash finders’ fees in the amount of $42,000, representing 6.0% of the gross proceeds raised in the Offering by certain finders.

The offering is subject to final acceptance by the TSX Venture Exchange upon filing of final documentation.

One (1) insider of the Company subscribed for a total of 100,000 Units in connection with the Offering. Such participation is considered to be a “related party transaction” as defined under Multilateral Instrument 61-101 (“MI 61-101”). The transaction was exempt from the formal valuation and minority shareholder approval requirements of MI 61-101, as neither the fair market value of any securities issued to nor the consideration paid by such persons exceeded 25% of the Company’s market capitalization.

Furthermore, the Shares and Warrants issued pursuant to the Offering have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws of the United States. Accordingly, the Shares and Warrants may not be offered or sold within the United States or to, or for the account or benefit of, “U.S. persons”, as such term is defined in Regulation S promulgated under the U.S. Securities Act, unless registered under the U.S. Securities Act and applicable state securities laws. This news release does not constitute an offer to sell or a solicitation of any offer to buy any of the securities of the Company.

Oculus VisionTech Inc.	Apil 19, 2021
News Release – Continued

The Shares and Warrants issued pursuant to the Offering are “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act and contain the appropriate restrictive legends as required under the U.S. Securities Act. In addition, all of the securities issued in connection with the Offering are subject to a statutory hold period in Canada, expiring four months and one day from the date of closing.

About Oculus

Oculus VisionTech Inc. (OVT), www.ovtz.com, is a development-stage technology company focused on cyber security and data privacy compliance solutions for Enterprise business customers. With offices in San Diego, California and Vancouver, British Columbia, the company is currently expanding its’ new ComplyTrustTM, www.complytrust.com, product suite which includes the ComplyScan cloud backup reporting tool and Forget-Me-YesTM B2B data privacy Software-as-a-Service (SaaS) platform, optimizing CCPA, CDPA, GDPR, LGPD, SB220 and other regulatory compliance legislation for Salesforce organizations worldwide. OVTZ’s legacy Cloud-DPS digital content protection solution implements invisible forensic watermarking technology that seamlessly embeds imperceptible tracking components into documents and video-frame content that enables tamper-proof legal auditability for intellectual property protection.

Learn more about Oculus at www.ovtz.com or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/Oculus

ON BEHALF OF THE BOARD OF DIRECTORS

Anton Drescher

Chief Financial Officer and Director

For further information, contact:

Anton Drescher

Telephone: (604) 685-1017

Fax: (604) 685-5777

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.